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EX 16

LETTER FROM HAUSSER + TAYLOR LLP.





                              HAUSSER + TAYLOR, LLP
                                  Canton, Ohio
o

                                                     November 30, 2001


Securities and Exchange Commission
Washington, DC  20549

Re: The Havana Group, Inc.
File No. 000-24269

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of The Havana Group, Inc. dated November 30, 2001, and agree with the statements contained therein as far as they relate to Hausser + Taylor, LLP. We have no basis to agree or disagree with the last three sentences in the first paragraph of Item 4.


                                         /s/ HAUSSER + TAYLOR, LLP
                                         HAUSSER + TAYLOR LLP.